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Exhibit 16.0

McGladrey & Pullen
Certified Public Accountants

McGladrey & Pullen, LLP 400 Locust Street, Suite 640 Des Moines, Iowa 50309 O 515.281.9225 F 515.471.5480 jeff.baker@rsmi.com

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

        We were previously the independent accountants for Spectrum Bancorporation, Inc. and on July 30, 2002 we reported on the consolidated financial statements of Spectrum Bancorporation, Inc. and subsidiaries as of June 30, 2002 and 2001 and for the three years ended June 30, 2002. On February 27, 2003, we were dismissed as independent accountants of Spectrum Bancorporation, Inc. We have read Spectrum Bancorporation, Inc.'s statements included under Item 4 of its Form 8-K for March 3, 2003, and we agree with such statements.

McGLADREY & PULLEN, LLP

Des Moines, Iowa
March 3, 2003

McGladrey & Pullen, LLP is an independent member firm of
 RSM International, an affiliation of independent accounting and consulting firms.

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  Exhibit 16.0